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                                                                     Exhibit 3.6

                          CERTIFICATE OF INCORPORATION

                                       OF

                       SOUTHWESTERN FINANCIAL CORPORATION

                                    ---000---

          FIRST. The name of the corporation is SOUTHWESTERN FINANCIAL CORPORATION.

          SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

          THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

          To design, manufacture, construct, erect, assemble, purchase, lease, rent, import, or otherwise acquire, handle, own, use, store, reconstruct, remodel, repair, mortgage or otherwise encumber, sell, export, assign, distribute or otherwise dispose of and in any manner to deal and trade in and with machinery, machines, tools, mechanical apparatus, tank cars, railroad cars, storage tanks, automobile bodies, chassis, tops, internal combustion engines and motors of every kind and description, any and all parts, fittings, appliances, supplies, novelties, appurtenances and accessories for railroad cars, automobiles, trucks, tractors, omnibuses and motor vehicles of every kind and description, and all articles from metal, wood, cloth, plastics or any other substances, implements and tools and devices which may be necessary, useful and convenient in the assembling, repairing, remodeling, or servicing thereof.

          To purchase, assemble, lease, import or otherwise acquire, handle, own, hold, invest in, exchange, store, care for, repair, remodel, service, equip, maintain, operate, let, mortgage, pledge or otherwise encumber, sell, export, assign, distribute, at wholesale or retail, whether

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     as principal or agent or jobber, whether on commission, consignment, lease, or otherwise, licence the sale of, export, and in any other manner dispose of, and generally to deal in, trade in and traffic in or otherwise turn to account, tank cars, railroad cars, automobiles, trucks, omnibuses, taxicabs, vans, trailers, racing cars, armored cars, ambulances, airplanes of all kinds and description, motorcycles, motor boats and other automotive vehicles and conveyances, propelled by internal combustion motors or motors of any other type, nature or description, wagons, buggies and carriages of all nature and description.

          To establish and maintain garages with authority to purchase, sell, store, house, rent, operate, repair and otherwise deal in automobiles and other motor vehicles and their accessories, gasoline, and oils necessary to the operation of motor vehicles.

          To engage in the business of acquiring, holding, improving, developing or disposing of interests in real property of every kind and character, as a principal or in a representative capacity, and to accumulate and lend money for those purposes.

          To erect, remodel or repair any building or improvement, and to accumulate and lend money for said purposes, and to purchase, sell and subdivide real property in towns, cities and villages and their suburbs not extending more than two miles beyond their limits, and to accumulate and lend money for that purpose.

          To manage and/or operate, as a principal or in a representative capacity, any type of real property, including, but not limited to, commercial office buildings, public and private warehouses, parking garages, shopping centers, apartments and other dwelling units, manufacturing and other industrial buildings.

          To acquire, hold, operate or manage and dispose of farm and ranch properties, as a principal or in a representative capacity.

          To acquire by purchase, subscription, contract or otherwise, and to hold for investment or otherwise, sell, exchange, mortgage, pledge, hypothecate, or otherwise dispose of, or turn to account or realize upon, and generally to deal in acid with all forms of securities, mortgages, loans, including, but not by way of limitation, shares, stocks, bonds, debentures, notes, scrip, warrants, rights,

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     mortgages, evidences of indebtedness, certificates of indebtedness, individual loans, broker loans, and certificates of interest issued or created in any and all parts of the world by corporations, associations, partnerships, firms, trustees, syndicates, individuals, governments, states, municipalities or other political or governmental divisions or subdivisions, or by any combinations, organizations, or entities whatsoever, or issued or created by others irrespective of their form or the name by which they may be described, and all trust, participation and other certificates of, and receipts evidencing, interest in any such securities, and to issue in exchange, transfer or in payment thereof, in any manner permitted by law, its own stock, bonds, debentures or its other obligations or securities, subject to the provisions of this Certificate or to make payment therefor by any other lawful means of payment whatsoever; to exercise any and all rights, powers, and privileges of individual ownership or interest in respect of any and all such securities or evidences of interest therein, including the right to vote thereon and to consent and otherwise act with respect thereto: to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities or evidences of interest therein, and to aid by loan, subsidy, guaranty or otherwise those issuing, creating, or responsible for any such securities or evidences of interest therein; to acquire or become interested in any such securities or evidences of interest therein as aforesaid, by original subscription, underwriting, loan, participation in syndicates or otherwise and irrespective of whether or not such securities or evidences of interest therein be fully paid or subject of further payments; to make payments thereon as called for in advance of calls or otherwise, and to underwrite or subscribe for the same conditionally or otherwise, and either with a view to investment or for resale or for any other lawful purpose.

          To enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint adventure, reciprocal concession or otherwise, with any person or corporation carrying on or engaged in or about to carry on or engage in any business or transaction which the corporation is authorized to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the corporation; and to lend money to, guarantee the contracts of, or otherwise assist any such person or corporation, and to take or otherwise acquire shares and securities of any such corporation, and to sell, hold, reissue, with or without guaranty, or otherwise deal with the same.

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          To guarantee the payment of the principal of and interest upon any notes, debentures, bonds, or other evidences of indebtedness of any kind or character of any corporation, joint stock company, syndicate, association, firm, trust or person whatsoever.

          To manufacture, purchase, or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

          To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

          To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

          To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

          To loan to any person, firm or corporation any of its surplus funds, either with or without security.

          To purchase, hold, sell and transfer notes, debentures, bonds and other securities issued by this corporation and the shares of its own capital stock; provided, however,

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     that it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

               To transact any manufacturing or mining business and to purchase and sell goods, wares and merchandise used for such business; to engage in the business of producing, mining, manufacturing, buying and selling of building materials of all kinds; to establish and maintain an oil business with authority to contract for the lease and purchase of the right to prospect for, develop and use coal and other minerals, petroleum and gas; also the right to erect, build and own all necessary oil tanks, cars and pipes necessary for the operation of the business of the same; to establish and maintain a drilling business with authority to own and operate drilling rigs, machinery, tools and apparatus necessary in the boring or otherwise sinking of wells in the production of oil, gas or water, or either, and the purchase and sale of such goods, wares and merchandise used for such business; to engage in the business of storing, transporting, buying and selling oil, gas, salt, brine and other mineral solutions and liquefied minerals; also sand and clay for the manufacture and sale of clay products; to purchase and sell goods, wares and merchandise and agricultural and farm products.

               To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

               In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

          The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and pur-

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poses specified in each of the foregoing clauses of this Article shall be regarded as independent objects and purposes.

          FOURTH. The total number of shares of stock which the corporation shall have authority to issue is two hundred fifty thousand (250,000) and the par value of each or such shares is One Dollar ($1.00), amounting in the aggregate to Two Hundred Fifty Thousand Dollars ($250,000.00).

          No holder of any stock of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the corporation, authorized by this certificate, or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the corporation, or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any stock authorized by this certificate or any such additional authorized issue of new stock or of securities convertible into stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in their discretion determine without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders.

          The corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any

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equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

          A director shall be fully protected in relying in good faith upon the books of account of the corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

          Without action by the stockholders, the shares of stock may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors thereof, and any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further call or assessment thereon, or for any other payment thereon.

          FIFTH. The minimum amount of capital with which the corporation will commence business is one Thousand and No/100 Dollars ($1,000.00).

          SIXTH. The name and place of residence of each of the incorporators are as follows:

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               NAME                             RESIDENCE
               ----                             ---------

          R. F. Westover                   Wilmington, Delaware

          L. A. Schoonmaker                Wilmington, Delaware

          A. D. Atwell                     Wilmington, Delaware

          SEVENTH. The corporation is to have perpetual existence.

          EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

          NINTH. All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation.

          The Directors of the corporation shall be elected by the stockholders of the corporation at the time and in the manner specified in the By-laws of the corporation; such election of directors need not be by ballot.

          TENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

          1. To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

          2. To set apart out of any of the funds of the corporation

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available for dividends, a reserve or reserves for any proper purposes and/or to abolish any such reserve in the manner in which it was created.

          3. To make, amend, alter, change, add to, or repeal By-laws for the corporation without any action on the part of the stockholders. The By-laws made by the directors may be amended, altered, changed, added to or repealed by the stockholders.

          4. To authorize and cause to be executed mortgages and liens without limit as to amount upon the real and personal property of the corporation, including after-acquired property.

          5. From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of this corporation or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or authorized by resolution of the directors or of the stock holders.

          6. To authorize the payment of compensation to the directors for services to the corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee, and of other Committees, and to determine the amount of such compensation and fees.

          7. To sell, lease or exchange all of its property and

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assets, including its good will and its corporate franchises upon such terms and conditions and for such consideration which may be in whole or in part shares of stock in and/or other securities of any other corporation or corporations when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding.

          8. This corporation may in its By-laws confer powers additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon them by law.

          ELEVENTH. No contract or other transaction between the corporation and any other corporation and no other act of the corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in such contract, transaction or other act, or are directors or officers of such other corporation. Any director of the corporation, individually, or any firm or association of which any such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of

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Directors; and any director of the corporation who is a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested, every director of the corporation being hereby relieved from any disability which might otherwise prevent him from carrying out transactions with or contracting with the corporation for the benefit of himself or any firm, corporation, association, trust or organization in which or with which he may be in anywise interested or connected.

          Any contract, transaction or act of the corporation or of the Board of Directors which shall be ratified by a quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to approve or ratify such contracts, transaction or act when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers of their right to proceed with such contract, transaction or action.

          TWELFTH. Any and all of this corporation's directors or officers or former directors or officers or any person who may have

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served at this corporation's request as a director or officer of another corporation in which this corporation owns shares of capital stock or of which this corporation is a creditor, shall be indemnified against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of this corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. The foregoing right to indemnity shall include reimbursement of the amounts and expenses paid in settling any such action, suit or proceeding, when settling or a plea of nolo contendere appears to be in the interest of the corporation. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholder or otherwise.

          THIRTEENTH. Upon the written consent or vote of the holders of a majority in aggregate number of the shares of stock of the corporation then outstanding and entitled to vote, every statute of the State of Delaware (a) increasing, diminishing or in any way affecting the rights, powers, or privileges of stockholders of corporations organized under the general laws of said State, or

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(b) giving effect to the action taken by any part, less than all, of the stockholders of any such corporation, shall be binding upon the corporation and every stockholder thereof to the same extent as if such statute had been in force at the date of the making, filing and recording of this Certificate of Incorporation of the corporation.

          FOURTEENTH. If the By-laws so provide, the stockholders, and directors shall have power to hold their meetings, to have an office or offices and to keep the books of this corporation (subject to the provisions of the statute), outside the State of Delaware, at such places as may from time to time be designated by the By-laws or by resolution of the directors.

          FIFTEENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

          We, the undersigned, being all of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly hereunto have set our respective hands and seals this 21st day of April, A. D. 1960.


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THE STATE OF DELAWARE      )

                           )   ss.

COUNTY OF NEW CASTLE       )

          BE IT REMEMBERED that on this 21st day of April, 1960, personally appeared before me the subscriber, a Notary Public for the State and County aforesaid, R.F. Westover, L. A. Schoonmaker and A. D. Atwell all the parties to the foregoing Certificate of Incorporation, known to me personally to be such and severally acknowledged the said Certificate to be their act and deed respectively, and that the facts therein stated were truly set forth.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE the day and year aforesaid.


                                                 /s/ Illegible
                                                 -------------------------------
                                                   Notary Public in and for
                                                  New Castle County, Delaware

                                                          [SEAL]

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